FREEPORT-McMoRan INC.
1996 SUPPLEMENTAL EXECUTIVE CAPITAL ACCUMULATION PLAN
(formerly FREEPORT-McMoRan COPPER & GOLD INC. 1996 SUPPLEMENTAL
EXECUTIVE CAPITAL ACCUMULATION PLAN)

AMENDMENT FOUR

WHEREAS, Freeport-McMoRan Copper & Gold Inc. (the “Company”) adopted the Freeport-McMoRan Copper & Gold Inc. Supplemental Executive Capital Accumulation Plan (the “Plan”) effective January 1, 1996 for the benefit of its eligible employees;
WHEREAS, the Board of Directors, in its meeting on December 2, 2008, delegated to the Retirement Plan Administration and Investment Committee (the “Committee”) the authority to approve plan amendments that it deems necessary or desirable, provided the amendment does not result in a substantial increase in the estimated annual cost to the Company and its affiliates;
WHEREAS, the name of the Company has changed from Freeport-McMoRan Copper & Gold Inc. to Freeport-McMoRan Inc.;
WHEREAS, the Committee wishes to amend the Plan to change the name of the Plan to Freeport-McMoRan Inc. 1996 Supplemental Executive Capital Accumulation Plan and to make other revisions to reflect the new Company name and new Plan name;
NOW, THEREFORE, the Company, having reserved the right under Section 10.02 of the Plan, does hereby amend the Plan, effective July 14, 2014, as follows:
I.
The name of the Company has changed from Freeport-McMoRan Copper & Gold Inc. to Freeport-McMoRan Inc., and all references to Freeport-McMoRan Copper & Gold Inc. and all references to Freeport-McMoRan Copper & Gold Inc. are hereby amended accordingly, and the definition of Company in Section 1.05, Article I - Definitions, is amended and restated to read as follows:
1.05 Company means Freeport-McMoRan Inc., formerly Freeport-McMoRan Copper & Gold Inc. or any Company that is a successor as a result of a merger, consolidation, liquidation, transfer of assets, or reorganization.
II.
The definition of FCX-ECAP in Section 1.10, Article I - Definitions, is hereby amended and all references to FCX-ECAP are hereby amended accordingly, to read as follows:

ECAP means the Freeport-McMoRan Inc. Employee Capital Accumulation Program, formerly Freeport-McMoRan Copper & Gold Inc. Employee Capital Accumulation Program, maintained by the Company, as may be amended from time to time.

III.
The name of the Plan is hereby amended to be the Freeport-McMoRan Inc. 1996 Supplemental Executive Capital Accumulation Plan, and all references to the Freeport-McMoRan Copper & Gold Inc. 1996 Supplemental Executive Capital Accumulation Plan are hereby amended accordingly; further, all references to FCX-SECAP are amended to SECAP and the definition of Plan in Section 1.19 of Article I - Definitions is hereby amended to read as follows:

1.19    Plan or SECAP means this Freeport-McMoRan Inc. 1996 Supplemental Executive Capital Accumulation Plan, formerly Freeport-McMoRan Copper & Gold Inc. 1996 Supplemental Executive Capital Accumulation Plan (“Plan or SECAP”), as set forth herein, together with any and all amendments and supplements hereto.

Executed in Phoenix, Arizona this 30th day of December, 2014.

FREEPORT-MCMORAN INC.

Douglas N. Currault II
By: ___________________________________
Douglas N. Currault II
Secretary